Exhibit 10.5

                            COMMON INTEREST AGREEMENT


        The purpose of this Agreement is to set forth the terms pursuant to which documents and information relating to the action captioned Local America Bank of Tulsa, F.S.B., Local America, Inc. and Local Federal Bank, F.S.B. v. The United States, United States Court of Federal Claims, Civil Action No. 96-584C, the agreements that are the subject thereof, and any future action or proceeding that may arise in connection therewith (the "Action") may be exchanged in confidence between and among counsel for plaintiffs Local America Bank of Tulsa, F.S.B., Local America, Inc. and Local Federal Bank, F.S.B. (collectively, and together with their respective successors and assigns, the "Company Parties") and counsel for Barron Collier and Miles Collier (together, the "Colliers"), pursuant to a "common interest" privilege, as set forth in U.S. v. Schwimmer, 892F.2d 237, 243 (2nd Cir. 1989).

        WHEREFORE, IT IS HEREBY AGREED, by and between the Company Parties and the Colliers, as follows:

               1. With respect to any issues arising in the course of the prosecution of any claims asserted against the defendants in the Action, or the defense of any counterclaims that may be asserted against the Company Parties therein, or any matters relating thereto or arising therefrom, the Company Parties and the Colliers agree that they share a common interest as against the defendants in the Action and third parties.

                2. The attorney-client privilege and the work product doctrine shall apply to all privileged information and work product exchanged between and among counsel for the Company Parties and the Colliers, and their respective clients, relating to any and all of the acts, facts, transactions and occurrences that are the subject of the Action, the issues raised therein, or any matters relating thereto or arising therefrom.


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               3. Any voluntary exchange of information and documents between and among counsel for the Company Parties and the Colliers, and their respective clients, relating to the matters described in paragraph 2, above, shall not constitute a waiver of any applicable privilege or work product claims that may be asserted as to the information and documents exchanged.

               4. Information and documents subject to this Agreement include all otherwise privileged or protected documents, correspondence, memoranda, drafts, notes, witness interview materials (including transcripts), discussions regarding the foregoing documents, and all forms of otherwise privileged or protected information relating to privileged communications, facts developed by a joint investigative effort, and the mental impressions and legal theories developed by counsel for the Company Parties and the Colliers.

               5. Further, the Company Parties and the Colliers, and their respective counsel, are operating with the understanding that the common interest privilege may be asserted in opposition to disclosure of any privileged or protected communication, information, or documents to persons or entities not parties to this Agreement, by any party to this Agreement from whom disclosure of such communication, information, or documents is sought.


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               6. This Agreement is written documentation of prior oral
        agreements existing among the Company Parties and the Colliers, and shall be retroactive to the commencement of the Action.

               7. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                8. This Agreement shall be governed and construed in accordance with the laws of the State of Oklahoma, without regard to any applicable conflicts of law.

               9. The sale or disposition by the Colliers of all or any part of their equity interest in Local Financial Corporation, a Delaware corporation and the direct or indirect owner of the Company parties, shall have no effect on the terms of this Agreement.


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Dated:         September 8, 1997


Local America Bank of Tulsa, F.S.B.


      /s/ Edward A. Townsend
By:   ---------------------------
      Edward A. Townsend
      Chairman




Local America, Inc.


      /s/ Edward A. Townsend
By:   ---------------------------
      Edward A. Townsend
      Chairman




Local Federal Bank, F.S.B.


      /s/ Edward A. Townsend
By:   ---------------------------
      Edward A. Townsend
      Chairman


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By:  /s/ Barron Collier
     -----------------------------
     Barron Collier



By:  /s/ Miles Collier
     -----------------------------
     Miles Collier